UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2022

Stoke Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38938	47-1144582
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Wiggins Ave Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 430-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	STOK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 11, 2022, Stoke Therapeutics, Inc. (the “Company”) notified the Nasdaq Global Select Market (“Nasdaq”) of the Company’s non-compliance with Nasdaq’s audit committee composition requirements set forth in Nasdaq Listing Rule 5605(c)(2), which require, among other things, an audit committee to consist of at least three members, each of whom is independent. The non-compliance was a result of Arthur A. Levin, Ph.D., a member of the Audit Committee, not qualifying as independent pursuant to Nasdaq Listing Rule 5605(a)(2)(E).

To address this matter, on February 15, 2022, the Board of Directors of the Company (the “Board”) removed Mr. Levin as a member of the Audit Committee, and appointed Julie Anne Smith, a member of the Board who meets all applicable audit committee independence and other eligibility requirements under the Nasdaq rules, to serve as a member of the Audit Committee, such that the Audit Committee consists of Jennifer Burstein, CPA, as chair, Arthur Tzianabos, Ph.D. and Julie Anne Smith.

Following such actions, on February 17, 2022, Nasdaq issued a letter to the Company acknowledging the above and confirming that the Company now complies with Nasdaq’s continued listing requirements set forth in Listing Rule 5605.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOKE THERAPEUTICS, INC.

Date: February 17, 2022	By:	/s/ Stephen J. Tulipano
Stephen J. Tulipano
Chief Financial Officer